UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Dell Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 22, 2019, by and among Pivotal Software, Inc. (“Pivotal”), VMware, Inc. (“VMware”) and Raven Transaction Sub, Inc. (“Merger Sub”), whereby Merger Sub will merge with and into Pivotal, with Pivotal surviving as a wholly-owned subsidiary of VMware (the “Merger”).

(i) Communication to Global Sales Community.

The communication was first used or made available on August 23, 2019.

MATERIALS FOR CUSTOMER AND PARTNER QUESTIONS ON VMWARE’S ANNOUNCEMENT TO ACQUIRE PIVOTAL

As Michael’s blog on Inside Dell Technologies on August 22 noted, VMware announced definitive agreement to acquire Pivotal.

VMware is the leader in data center software. Pivotal is the leader in container-based cloud native application development. When you consider containers – specifically Kubernetes – have emerged as the standard for developing workloads in the multi-cloud world, this represents a powerful combination. And would create the only company capable of building, running and managing Kubernetes-based applications with speed and efficiency.

Additionally, the proposed transaction would increase Dell Technologies Cloud’s competitive advantage and give our customers a single, consistent platform for both traditional and cloud-native workloads for hybrid cloud environments. It would also deliver to our customers and partners simplified solutions with faster features development.

It’s important to remember that the definitive agreement between VMware and Pivotal, two publicly traded companies, has been negotiated by independent, special committees of their respective Boards of Directors. The special committees have established strong safeguards and controls to ensure a fair and open process, including approval by a majority of Pivotal’s public shareholders and the satisfaction of a number of other conditions.

We are innovating across Dell Technologies to unleash the power of data to build a better world. The addition of Pivotal to VMware’s already impressive capabilities accelerates these efforts and represents another step toward the digital future that lies ahead.

Communication Guidance

As previously advised, global spokespersons and communicators should continue to refrain from speaking about the proposed transaction with team members, customers, media or other stakeholders and, instead, refer to the public filings. Additionally, do not engage in any social media on this topic, including liking or sharing posts.

If you receive questions from Customers or partners, please refer to the below FAQ.

1.	Why is VMware buying Pivotal?

•	Kubernetes is emerging as the de facto standard as the multi-cloud foundation for modern apps.

•

This transaction will combine Pivotal’s development platform, tools and services with VMware’s infrastructure capabilities to deliver a comprehensive Kubernetes portfolio to build, run and manage modern applications.

•	Adding Pivotal to VMware’s platform would accelerate VMware’s broader Any Cloud, Any App, Any Device vision and reinforce VMware’s leadership position in multi-cloud modern IT infrastructure.

2.	How will Pivotal be integrated into VMware?

•	VMware announced a definitive agreement to acquire Pivotal, which is subject to a number of closing conditions. Details will be available after the transaction closes.

3.	What does VMware’s acquisition of Pivotal mean for Dell Technologies?

•	Please read Michael’s blog on Inside Dell Technologies to understand more.

4.	Why did you take Pivotal public in April 2018 only to do this now?

•	Looking at the portfolio and where the industry is moving, it makes sense to combine these businesses under VMware

•	Containers, and specifically Kubernetes, have emerged as the standard for developing workloads in the multi-cloud world

•

We are positioning ourselves at the center of our customers’ multi-cloud world, and this combination creates the only company capable of building, running and managing Kubernetes-based applications with velocity and efficiency.

•

This combination will provide a meaningful competitive advantage for Dell Technologies Cloud given our ability to offer customers a single, consistent platform for both traditional and cloud-native workloads with full automation and integration for hybrid cloud environments. The proposed transaction, if completed, would also deliver a simplified set of solutions to our customers and partners with faster features development.

Media Inquiries

All media inquiries should be directed to Dave Farmer (Dave_Farmer@dell.com) in Dell’s Global Communications department.

We will post updates on this topic in the Dell Global Sales Community as conditions warrant.

Forward-Looking Statements Related to the Pivotal Acquisition

This communication contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the proposed transaction and the merger (the “Merger”) of Raven Transaction Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of VMware, Inc. (“VMware”), with and into Pivotal Software, Inc. (“Pivotal”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 22, 2019 (the “Merger Agreement”), by and among Pivotal, VMware, and a wholly-owned subsidiary of VMware, the benefits of the proposed transaction and the anticipated timing of the proposed transaction. Forward-looking statements can be generally identified by the use of words such as “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “expect,” “should,” “intend,” “may,” “could,” “will,” “would,” “outlook,” “future,” “trend,” “goal,” “target,” and similar expressions or expressions of the negative of these terms. These statements reflect only the current expectations of Dell Technologies Inc.’s (“Dell Technologies”) (which we refer to as “we,” “us,” “our” or the “Company”) and are not guarantees of future performance or results. Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the Merger due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of VMware to obtain the necessary financing to complete the Merger; risks related to disruption of management’s attention from Dell Technologies’, VMware’s and/or Pivotal’s ongoing business operations due to the transaction; the effect of the announcement of the Merger on Dell Technologies’, VMware’s and/or Pivotal’s relationships with their members, operating results and business generally; the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner; the risk of exceeding the expected costs of the Merger; adverse changes in U.S. and non-U.S. governmental laws and regulations; adverse developments in Dell Technologies’, VMware’s and/or Pivotal’s relationships with its employees; capital market conditions, including availability of funding sources for VMware, changes in VMware’s credit ratings; risks related to VMware’s increased indebtedness, including VMware’s ability to meet certain financial covenants in its debt instruments; the risk of litigation, including stockholder litigation in connection with the proposed transaction, and the impact of any adverse legal judgments, fines, penalties, injunctions or settlements; and volatility in the market price of our stock.

Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our Form 10-K for the fiscal year ended February 1, 2019, as amended (our “2018 Form 10-K”). There have been no material changes to the risk factors disclosed in Part I, Item 1A. Risk Factors in our 2018 Form 10-K and Part II, Item 1A. Risk Factors in our Form 10-Q for the quarterly period ended May 3, 2019.

Additional Information Related to the Pivotal Acquisition and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger involving the merger (the “Merger”) of Raven Transaction Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of VMware, Inc. (“VMware”), with and into Pivotal Software, Inc. (“Pivotal”) on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 22, 2019 (the “Merger Agreement”), by and among Pivotal, VMware, and Merger Sub. This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. The proposed Merger of Pivotal will be submitted to Pivotal’s stockholders for their consideration. In connection with the proposed transaction, Pivotal intends to file a proxy statement, Rule 13e-3 Transaction Statement and other relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies by Pivotal, VMware and/or Dell Technologies Inc. (“Dell Technologies”) in connection with the proposed transaction. The definitive proxy statement will be mailed to Pivotal’s stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF PIVOTAL ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND RULE 13E-3 TRANSACTION STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, Rule 13e-3 Transaction Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Pivotal with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC’s website at www.sec.gov.

In addition, Pivotal’s stockholders may obtain free copies of the documents filed with the SEC through the investors portion of Pivotal’s website at pivotal.io/investors under the link “Financials” or by contacting Pivotal’s Investor Relations Department by e-mail at ir@pivotal.io.

Pivotal, VMware, and/or Dell Technologies and certain of their respective executive officers, directors, other members of management and employees, may under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Pivotal’s stockholders in connection with the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Pivotal’s preliminary and definitive proxy statements and Rule 13e-3 Transaction Statement when filed with the SEC and other relevant documents to be filed with the SEC in connection with the proposed transaction, each of which can be obtained free of charge from the sources indicated above when they become available. Information regarding certain of these persons and their beneficial ownership of Pivotal’s common stock is also set forth in Pivotal’s proxy statement for its 2019 annual meeting of stockholders filed on May 3, 2019 with the SEC, which may be obtained free of charge from the sources indicated above.